UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 30, 2006

VISTA GOLD CORP.
(Exact name of registrant as specified in its charter)

Yukon Territory, Canada	1-9025	Not Applicable
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7961 Shaffer Parkway, Suite 5, Littleton, CO	80127
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (720) 981-1185

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On October 30, 2006, Vista Gold Corp. (the “Company”) entered into an agency agreement (the “Agency Agreement”) with Sprott Securities (U.S.A.) Limited, Sprott Securities Inc., Griffiths McBurney Corp. and GMP Securities L.P. (collectively, the “Agents”) relating to a public offering (the “Offering”) of a minimum of US$25 million and a maximum of US$32 million of its common shares at a price to the public of US$8.50 per share.  All of the shares are being offered on a best efforts agency basis pursuant to an effective shelf registration statement previously filed with the U.S. Securities and Exchange Commission.  The Company has also previously filed a base shelf prospectus with the securities regulatory authorities in the provinces of British Columbia, Alberta, Manitoba and Ontario, Canada in connection with the Offering.

The Agency Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.  The description of the material terms of the Agency Agreement is qualified in its entirety by reference to such exhibit.

Item 8.01               Other Events.

On October 30, 2006, the Company issued a press release announcing the pricing of the Offering.  The press release is furnished as Exhibit 99.1 and is attached hereto.

Neither this Form 8-K nor any of the documents referenced herein constitutes an offer to sell or the solicitation of an offer to buy, nor shall there be any offer or sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the Securities Act of 1933, as amended, and applicable securities laws of any such state or jurisdiction.

Item 9.01               Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit 10.1	Agency Agreement dated as of October 30, 2006, among Vista Gold Corp., Sprott Securities (U.S.A.) Limited, Sprott Securities Inc., Griffiths McBurney Corp. and GMP Securities L.P.
Exhibit 99.1	Press Release of Vista Gold Corp. dated October 30, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTA GOLD CORP.

	By:	/s/ Gregory G. Marlier
Gregory G. Marlier
Chief Financial Officer
Date: November 1, 2006